Exhibit 10.12

Notice of Grant of Award and Award Agreement	eBay Inc. 2145 Hamilton Ave. San Jose, Ca 95125

Company Tax ID: 77-0430924

[Name]	Award Number:
[Address]	Plan:
Type:

Effective                     , you have been granted an award of                restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of eBay Inc. (the Company) common stock.

The award will vest in increments on the date(s) shown.

Shares	Full Vest *

*Vesting is subject to your active Continuous Service with an eBay company through the applicable vesting date.

By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement, including Exhibit B, if any, for Participant’s country and this Grant Notice. Participant has reviewed the Plan, Restricted Stock Unit Agreement, including Exhibit B, if any, for Participant’s country, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Restricted Stock Unit Agreement including Exhibit B, if any, for Participant’s country, and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under the Plan or the Restricted Stock Unit Agreement, including Exhibit B, if any, for Participant’s country and this Grant Notice.

eBay Inc.	Date

[Name]	Date

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

eBAY INC. RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR PARTICIPANTS OUTSIDE THE U.S.

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”), including Exhibit B, if any, for Participant’s country, is attached, eBay Inc., a Delaware corporation (the “Company”) has granted to Participant the right to receive the number of Restricted Stock Units (the “RSUs”) under the 1999 Global Equity Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

GENERAL

1. Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

2. Incorporation of Terms of Plan.  The RSU award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

AGREEMENT

1. Grant of the RSUs.  As set forth in the Notice of Grant, the Company hereby grants Participant RSUs in exchange for services over the vesting period to the Company or an Affiliate subject to all the terms and conditions in this Agreement, including Exhibit B, if any, for Participant’s country, the Grant Notice and the Plan. However, no shares of Common Stock (the “Shares”) shall be issued to Participant until the time set forth in Section 2 below. Prior to actual issuance of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Issuance of Stock.  Shares shall be issued to Participant on or as soon as administratively practicable following each vesting date as set forth in the Grant Notice (and in no event later than 2 1/2 months following the end of the year in which such vesting date occurs), provided that Participant has not experienced a termination of Continuous Service with the Company or an Affiliate on or prior to such date (the “Vesting Date”). After each such date the Company shall promptly cause to be issued (either in book-entry form or otherwise) to Participant or Participant’s beneficiaries, as the case may be, Shares with respect to RSUs that became vested on such Vesting Date. In the event Participant’s Continuous Services terminates, the RSUs shall cease vesting immediately upon such cessation of active service and the unvested RSUs awarded by this Agreement shall be forfeited.

3. Taxes.  Regardless of any action the Company or an Affiliate takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company or an Affiliate (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant or vesting of the RSUs, the subsequent sale of Shares acquired under the Plan and the receipt of dividends or dividend equivalents, if any; and (b) does not commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items.

Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or an Affiliate of any Tax-Related Items required to be withheld with respect to the issuance of the RSUs, the distribution of Shares with respect thereto, or any other taxable event related to the RSUs. In this regard, at the time of the taxable event, Participant authorizes the Company or an Affiliate to have the applicable Company-designated broker to sell on the market a portion of the Shares that have an aggregate market value sufficient to pay the Tax-Related Items (a “Sell to Cover”). Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time. No fractional Shares will be withheld, sold to cover the Tax-Related Items or issued pursuant to the grant of RSUs and the issuance of Shares thereunder; unless determined otherwise by the Company, any additional withholding for Tax-Related Items necessary for this reason will be done by the Company or an Affiliate, in its sole discretion, through Participant’s paycheck or other cash compensation paid to Participant by the Company and/or an Affiliate or through direct payment by Participant to the Company in the form of cash, check or other cash equivalent.

Instead of or in combination with the Sell to Cover withholding method above, Participant authorizes the Company and/or an Affiliate, at their discretion, and in each case to the extent permissible under local law, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant in one or any combination of the forms specified below:

(a) by requiring Participant to pay an amount necessary to pay the Tax-Related Items directly to the Company or an Affiliate in the form of cash, check or other cash equivalent;

(b) by the deduction of such amount from wages or other cash compensation payable to Participant by the Company and/or an Affiliate; or

(c) by withholding a net number of vested whole Shares otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company or an Affiliate based on the minimum applicable statutory withholding rates.

If the Company satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described in clause (c) above, Participant is deemed to have been issued the full number of Shares subject to the award of RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the RSUs.

The Company shall not be obligated to deliver any new certificate representing Shares issuable with respect to the RSUs to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs.

4. Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5. Conditions to Issuance of Certificates.  Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal, or local law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable, and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience.

6. Plan Governs.  This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

7. Award Not Transferable.  This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

8. Not a Contract of Employment.  Nothing in this Agreement or in the Plan, nor Participant’s participation in the Plan, shall confer upon Participant any right to continue to serve as an Employee, Director or Consultant of the Company or any Affiliate. In the event that Participant is not an Employee of the Company, the grant will not be interpreted to form an employment contract with the Company, Participant’s employer or any Affiliate.

9. Nature of Grant.  In accepting the RSUs, Participant acknowledges that: (a) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs even if RSUs have been granted repeatedly in the past; (b) all decisions with respect to future awards of RSUs, if any, will be at the sole discretion of the Company; (c) Participant’s participation in the Plan is voluntary; (d) RSUs are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Affiliate, and that are outside the scope of Participant’s employment contract, if any; (e) RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate; (f) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (g) in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or any diminution in value of the RSUs or Shares received when the RSUs vest resulting from termination of Continuous Service by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company and/or the Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (h) in the event of involuntary termination of Participant’s Continuous Service (whether or not in breach of local labor laws), Participant’s right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the RSUs; (i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and (j) Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

10. Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, Participant’s employer, the Company, and any Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the employing Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received upon vesting of the RSUs. Participant understands that

Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to realize benefits from the RSUs. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

11. Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement, including Exhibit B, if any, for Participant’s country, regardless of the law that might be applied under principles of conflicts of laws.

12. Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13. Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise suspended or terminated at any time or from time to time by the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

14. Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the post by certified mail, or its non-U.S. equivalent, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office.

15. Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, and to the extent permissible under local law, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

16. Compliance in Form and Operation.  This Agreement, the RSUs and payments made pursuant to this Agreement are intended to comply with or qualify for an exemption from Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and shall be interpreted in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representations that the RSUs will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to this RSU award.

17. Electronic Delivery.  The Company may, in its sole discretion, decide (a) to deliver by electronic means any documents related to the RSUs granted under the Plan, Participant’s participation in the Plan, or future Stock Awards that may be granted under the Plan or (b) to request by electronic means Participant’s consent to participate in the Plan. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

18. Language.  If Participant has received this Agreement, including Exhibit B (if any), for Participant’s country, or any other document related to the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control.

Exhibit B

eBay Inc.
1999 Global Equity Incentive Plan, as Amended
Restricted Stock Unit Award Agreement

Special Provisions for Restricted Stock Unit Awards for Participants
Outside the U.S.

This Exhibit B includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Agreement (the “Agreement”). Capitalized terms used, but not defined herein, shall have the same meanings assigned to them in the eBay Inc. 1999 Global Equity Incentive Plan (the “Plan”) and the Agreement.

Please note that the information below may relate to Participant’s exchange control obligations in connection with the conversion of funds, selling shares or holding of foreign securities. Compliance with such obligations is Participant’s responsibility and neither the Company nor Participant’s employer accepts any responsibility for such compliance. Also, exchange control regulations are subject to change. As a result, Participant should consult with his or her advisor before converting funds and/or selling shares of Common Stock (“Shares”) acquired under the Plan.

Australia

Plan Documents

RSUs granted to Participants in Australia are granted pursuant to the Australian Addendum, which is an addendum to the Plan, and are subject to the terms and conditions as stated in the Australian Addendum, the Plan and the Agreement, including Exhibit A and Exhibit B.

Restricted Stock Units Payable Only in Shares

Notwithstanding any provision in the Plan or the Agreement, RSUs granted to Participant in Australia shall be payable in Shares only and do not provide any right for Participant to receive a cash payment.

Securities Law Disclaimer

If Participant acquires Shares pursuant to the RSUs and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice regarding his or her disclosure obligations prior to making any such offer.

Austria

Exchange Control Notification

If Participant holds Shares obtained through the Plan outside Austria (even if Participant holds them outside of Austria with an Austrian bank), Participant must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €5,000,000 or the value of securities as of any quarter does not exceed €30,000,000. The reporting date is December 31; the deadline for filing the annual report is March 31 of the following year. The report should be filed at the following postal address: Österreichische Nationalbank, Büro für Devisenstatistik, Postfach 61, 1011 Wien, Austria. The forms can be obtained at the Austrian National Bank: Österreichische Nationalbank, Otto-Wagner-Platz 3, 1090 Wien, Austria Tel: +43 1 404 20-0, Fax: +43 1 404 20-94 00.

When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria. A separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant’s cash accounts abroad exceeds €3 million, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month with the form

“Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3 million, no ongoing reporting requirements apply.

Consumer Protection Notification

Participant acknowledges that Participant may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act under the following conditions:

(i) If Participant agrees to accept the RSUs under the Plan outside the business premises of the Company, Participant may be entitled to revoke acceptance of the Agreement provided that the revocation is made within one week after Participant accepts the Agreement.

(ii) The revocation must be in written form to be valid. It is sufficient if Participant returns the Agreement to the Company or the Company’s representative with language that can be understood as Participant’s refusal to honor the Agreement. It is sufficient if the revocation is sent within the period discussed above.

Belgium

No country-specific terms apply.

Brazil

Intent to Comply with Law

By accepting this RSU award, Participant agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the receipt and vesting of this RSU award, the sale of the Shares issued upon vesting and the receipt of any dividends or dividend equivalents.

Exchange Control Reporting

Participant acknowledges and understands that Participants resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds US$100,000. Assets and rights that must be reported include Shares of the Company.

Canada

Restricted Stock Unit Awards Payable Only in Shares

Notwithstanding any provision in the Plan or the Agreement, RSUs granted to Participant in Canada shall be payable in Shares only and do not provide any right for Participant to receive a cash payment.

Consent to Receive Information in English for Employees in Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

China

Exchange Control Restrictions

Participant acknowledges and understands that exchange control restrictions in China may limit Participant’s ability to withdraw and/or convert the proceeds received upon the sale of Shares, particularly if these amounts exceed US$10,000. Participant should confirm the procedures and requirements for withdrawals and conversions of foreign exchange with his or her local bank prior to sale.

The Czech Republic

Exchange Control Information

Proceeds from the sale of Shares can be held in a cash account abroad. Furthermore, Participant no longer needs to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies Participant specifically that such reporting is required. However, upon request of the CNB, Participant may also need to file a notification within 15 days of the end of the calendar quarter in which he or she acquires Shares.

Because exchange control regulations change frequently and without notice, Participant should consult his or her legal advisor prior to the sale of Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor your employer will be liable for any resulting fines or penalties.

Estonia

No country-specific terms apply.

Germany

Exchange Control Reporting

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with sale of Shares, the bank will make the report. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Hong Kong

Restricted Stock Unit Awards Payable Only in Shares

Notwithstanding any provision in the Plan or the Agreement, RSUs shall be payable in Shares only and do not provide any right for Participant to receive a cash payment.

Securities Law Notice

This offer of RSUs and the Shares subject to the RSUs is not a public offer of securities and is available only for employees of the Company or any Affiliate participating in the Plan.

The contents of this Exhibit B, the Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to this offer of RSUs. If Participant is in any doubt as to the contents of this Exhibit B, the Agreement or the Plan, Participant should obtain independent professional advice.

India

Exchange Control Notification

To the extent required by local law, Participant must immediately repatriate all proceeds resulting from the sale of Shares issued pursuant to the RSU to India and convert the proceeds into local currency. Participant will receive a foreign inward remittance certificated (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation.

Ireland

Director Notification

Directors, shadow directors and secretaries of an Irish subsidiary are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish subsidiary in writing of their interest in the Company and the number and class of Shares or rights to which the interest relates within five days of receipt or knowledge of receipt of the Shares or rights. There is also a requirement to notify the Irish subsidiary within five days of selling or otherwise disposing of Shares acquired under the Plan. This disclosure requirement also applies to any rights or Shares acquired or disposed of by a director’s, a shadow director’s or a secretary’s spouse or children (under the age of 18).

Only newly issued Shares shall be used for the payment of the RSUs to directors.

Italy

Specific Acknowledgment

By Participant’s acceptance of the Agreement, Participant acknowledges that he or she has read and specifically and expressly approves the following clauses of the Agreement: (a) Section 3: Taxes; (b) Section 4: Rights as Stockholder; (c) Section 7: Award Not Transferable; (d) Section 8: Not a Contract of Employment; (e) Section 9: Nature of Grant; (f) Section 11: Governing Law; (g) Section 12: Conformity to Securities Laws Section; (h) Section 13: Amendment, Suspension or Termination and the Data Privacy language below in this Exhibit B.

Exchange Control Reporting

Italian resident Participants are required to report in their annual tax returns: (a) any transfers of cash or Shares to or from Italy exceeding €12,500 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €12,500 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. Participant is exempt from the formalities in (a) above, if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on behalf of Participant.

Data Privacy Consent

Notwithstanding Section 10 or any other provision of the Agreement, Participant agrees that the following shall apply with regard to data privacy in Italy:

Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Exhibit B by and among, as applicable, Participant’s employer and the Company and any of its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Participant’s employer, the Company and any of its subsidiaries may hold certain personal information about Participant, including, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of the RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).

Participant also understands that providing the Company with Participant’s Data is necessary for the performance of the Plan and that Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is eBay, Inc., with registered offices at 2145 Hamilton Avenue, San Jose, California 95125, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is eBay Italia with registered offices at Via Fabio Filzi 25, 20124 Milano, Italy. Participant understands that

Participant’s Data will not be publicized, but it may be transferred to third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan.

Participant further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and estop, for legitimate reason, the Data processing. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.

Japan

No country-specific terms apply.

Korea

Exchange Control Notification

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the proceeds to Korea within 18 months of the sale.

Luxembourg

Exchange Control Notification

Participant must report any outward and inward remittance of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it will generally fulfill the reporting obligation on Participant’s behalf; otherwise Participant will have to report the transaction him- or herself.

The Netherlands

Prohibition Against Insider Trading

Participants that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of Shares issued upon vesting of the Restricted Stock Units. In particular, Participant may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.

Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consult with his or her legal advisor. Please note that the Company cannot be held liable if a Participant violates the Dutch insider rules. Participant is responsible for ensuring his or her compliance with these rules.

Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch subsidiary may have inside information and thus would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

By entering into the Restricted Stock Unit Agreement and participating in the Plan, Participant acknowledges having read and understood the paragraphs above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.

The Philippines

No country-specific terms apply.

Poland

No country-specific terms apply.

Singapore

Securities Law Notification

This offer is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification

If Participant is a director, associate director or shadow director of a Singapore Affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related entities. In addition, Participant must notify the Singapore Affiliate when Participant sells Shares of the Company or any related entity (including when Participant sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related entity. In addition, a notification must be made of Participant’s interests in the Company or any related entity within two business days of becoming a director, associate director or shadow director.

Spain

Restricted Stock Unit Awards Payable Only in Shares

Notwithstanding any provision in the Plan or the Agreement, RSUs granted to Participants in Spain shall be payable in Shares only and do not provide any right for Participant to receive a cash payment.

Exchange Control Notification

When receiving foreign currency payments derived from the ownership of Shares (i.e., sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

If Participant acquires Shares under the Plan and wishes to import the ownership title of such Shares (i.e., share certificates) into Spain, Participant must declare the importation of such securities to the Dirección General de Politica Comerical e Inversiones Exteriores, (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

Securities Law Notification

This offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Sweden

No country-specific terms apply.

Switzerland

No country-specific terms apply.

Taiwan

No country-specific terms apply.

The United Kingdom

Restricted Stock Unit Awards Payable Only in Shares

Except for Particpants who are not ordinarily resident in the United Kingdom (“U.K.”) at the time that this RSU grant is made, RSUs shall be payable in Shares only and do not provide any right for Participant to receive a cash payment.

With respect to Paricipants who are not ordinarily resident in the U.K. at the time that this RSU grant is made, the Company retains the discretion to pay the RSUs out either in actual Shares or in cash (based on the Fair Market Value of the Company’s Common Stock on the date of vesting) at vesting.

Director Notification

Participant understands and acknowledges that if Participant is a director or shadow director of a U.K. Affiliate of the Company and the U.K. Affiliate is not wholly owned by the Company, Participant is subject to certain notification requirements under the Companies Act. Specifically, Participant must notify the U.K. Affiliate in writing of Participant’s interest in the Company and the number and class of Shares or rights to which the interest relates before the expiration of five days from the date on which the existence of the interest comes to his or her knowledge (e.g., within five days of receiving a notice of grant under the Plan). Participant must also notify the U.K. Affiliate when Participant acquires Shares under the Plan upon the vesting of the RSUs and again when Participant sells the Shares acquired under the Plan. This disclosure requirement also applies to any rights or Shares acquired by Participant’s spouse or children (under the age of 18).

Withholding Taxes

Notwithstanding any provision of the Agreement, the following applies to Participants in the U.K.:

Regardless of any action the Company (or the employing parent or subsidiary) takes with respect to any or all income tax, National Insurance Contributions (“NICs”), payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by

Participant is and remains Participant’s responsibility and that the Company or an Affiliate (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant or vesting of the RSUs, the subsequent sale of Shares acquired under the Plan and the receipt of dividends or dividend equivalents, if any; and (b) does not commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items.

Notwithstanding anything to the contrary in the Agreement, the Company shall be entitled to require payment to the Company or an Affiliate of any Tax-Related Items required to be withheld with respect to the issuance of the RSUs, the distribution of Shares with respect thereto, or any other taxable event related to the RSUs. In this regard, and to the extent Participant has not already paid to the Company (or the employing Affiliate) an amount sufficient to cover the Tax-Related Items, Participant authorizes the Company or an Affiliate to have the applicable Company-designated broker to sell on the market a portion of the Shares that have an aggregate market value sufficient to pay the Tax-Related Items (a “Sell to Cover”). Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time. No fractional Shares will be withheld, sold to cover the Tax-Related Items or issued pursuant to the grant of RSUs and the issuance of Shares thereunder; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company or Affiliate, in its sole discretion, through Participant’s paycheck or other cash compensation paid to Participant by the Company and/or the employing Affiliate or through direct payment by Participant to the Company in the form of cash, check or other cash equivalent.

Instead of or in combination with the Sell to Cover withholding method above, Participant authorizes the Company and/or an Affiliate, at their discretion, and in each case to the extent permissible under local law, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant in one or any combination of the forms specified below:

(a) by requiring Participant to pay an amount necessary to pay the Tax-Related Items directly to the Company or an Affiliate in the form of cash, check or other cash equivalent;

(b) by the deduction of such amount from wages or other cash compensation payable to Participant by the Company and/or an Affiliate; or

(c) to the extent Participant has not already paid to the Company (or the employing Affiliate) an amount sufficient to cover the Tax-Related Items, by withholding a net number of vested whole Shares otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company or an Affiliate based on the minimum applicable statutory withholding rates.

If the Company satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described in clause (c) above, Participant is deemed to have been issued the full number of Shares subject to the award of RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the RSUs.

The Company shall not be obligated to deliver any new certificate representing Shares issuable with respect to the RSUs to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs.

Joint Election

As a condition of the Restricted Stock Units becoming vested and the Shares subject to the RSUs being delivered to Participant, Participant agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or Participant’s employer with respect to the vesting of the RSUs or otherwise payable in respect of a benefit derived in connection with the RSUs. To accomplish the foregoing, Participant agrees to execute a joint election between the Company and/or Participant’s employer and Participant (the “Election”), the form of such Election being formally approved by HM Revenue and Customs, and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or Participant’s employer. If Participant does not enter into an Election prior to the first vesting date, the RSUs shall cease vesting and shall become null and void without any liability to the Company and/or Participant’s employer. Participant further agrees that the Company and/or Participant’s employer may collect the Employer NICs from Participant by any of the means set forth above.

Data Consent

Participant acknowledges and agrees, further to the consent to the transfer of Personal Data contained in Section 10 of the Agreement, that Participant’s Personal Data may be transferred to third parties outside of the European Economic Area in the course of the implementation, administration and management of the Plan.